UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2009 (April 29, 2009)
Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50743	77-0602661

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA	02142

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 551-8200
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
SIGNATURE

Item 1.01 Entry Into a Material Definitive Agreement.
     On April 29, 2009, Alnylam Pharmaceuticals, Inc. (“Alnylam”) and Isis Pharmaceuticals, Inc. (“Isis”) entered into an amended and restated collaboration and license agreement (the “Amended and Restated Collaboration Agreement”). The Amended and Restated Collaboration Agreement supersedes the collaboration and license agreement entered into by the parties on March 11, 2004 and expands the companies' collaborative efforts to focus on the development of single-stranded RNAi (“ssRNAi”) technology.
     Under the Amended and Restated Collaboration Agreement, Alnylam obtained from Isis a co-exclusive, worldwide license to Isis’ current and future patents and patent applications relating to chemistry and RNA-targeting mechanisms to research, develop and commercialize ssRNAi products for a limited number of gene targets to be designated by Alnylam. Each of Alnylam and Isis will have the opportunity to discover and develop drugs employing the ssRNAi technology. In addition to entering into the new collaboration, Alnylam and Isis also agreed to extend the broad cross-licensing arrangement regarding double-stranded RNAi that was established in 2004.
     Under the terms of the Amended and Restated Collaboration Agreement, Alnylam will potentially pay Isis up to an aggregate of $31.0 million in license fees, payable in four tranches, that include $11.0 million on signing, $10.0 million 18 months following signing, or earlier if in vivo efficacy in rodents is demonstrated sooner, $5.0 million upon achievement of in vivo efficacy in non-human primates, and $5.0 million upon initiation of the first clinical trial with an ssRNAi drug. Alnylam will fund research activities at a minimum of $3.0 million each year for three years with research development activities conducted by both Alnylam and Isis. If Alnylam develops and commercializes drugs utilizing ssRNAi technology on its own or with a partner, Isis could potentially receive milestones, totaling up to $18.5 million per product, together with royalty payments. Also, initially, Isis is eligible to receive up to 50 percent of any sublicense payments due to Alnylam from a third party based on Alnylam’s partnering of ssRNAi products, which amount will decline over time as Alnylam’s investment in the technology and drugs increases. In turn, Alnylam is eligible to receive up to five percent of any sublicense payments due to Isis from a third party based on Isis’ partnering of ssRNAi products.
     Alnylam has the unilateral right to terminate the research program before September 30, 2010, in which event any licenses to ssRNAi products granted by Isis to Alnylam under the Amended and Restated Collaboration Agreement, and any obligation thereunder by Alnylam to pay milestone payments, royalties or sublicense payments to Isis for such ssRNAi products, would also terminate.
     The Amended and Restated Collaboration Agreement generally ends upon the expiration of the last-to-expire patent licensed thereunder, whether such patent is a patent licensed by Alnylam to Isis, or vice versa. Either party may terminate the Amended and Restated Collaboration Agreement on 90 days prior written notice if the other party materially breaches the agreement and fails to cure the breach within the 90-day notice period and no substantial steps have otherwise been taken to cure the breach, provided, however, that neither party may terminate licenses granted to the other party to the extent necessary to develop or sell products for which at least Investigational New Drug-enabling studies have commenced. Either party may also terminate the agreement in the event the other party undergoes specified bankruptcy events.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.
Date: May 5, 2009	By:	/s/ Patricia L. Allen
Patricia L. Allen
Vice President of Finance and Treasurer